Ohr Pharmaceutical, Inc. - 8-K

Exhibit 99.1

Ohr Pharmaceutical Reports Fiscal Third Quarter 2015 Financial and Business Results

Conference Call Today, Thursday, August 6 at 5pm Eastern

NEW YORK, New York – August 6, 2015 – Ohr Pharmaceutical, Inc. (NasdaqCM: OHRP), an ophthalmology research and development company, today reported results for its third fiscal quarter ended June 30, 2015.

“The clinical programs for our lead candidate OHR-102 continue to yield positive visual acuity data and there is now a growing body of evidence demonstrating that OHR-102 has the potential to be an important treatment option for patients with various back of the eye diseases,” said Jason S. Slakter, MD, newly appointed Chief Executive Officer of Ohr Pharmaceutical. “During the quarter, we were pleased to report additional results from the Phase II IMPACT trial at the ARVO and ASRS meetings, including new data demonstrating visual acuity benefits in patients with classic CNV containing lesions as well as lesions with an occult CNV area less than 10mm2. In addition, data from an investigator sponsored study showed that OHR-102 combination therapy enhanced visual acuity gains in patients with retinal vein occlusion.”

“The data we have collected are helping shape the design of a Phase 3 clinical program with OHR-102 in an optimized wet AMD population, which we expect to commence in the second half of calendar 2015,” added Dr. Slakter.

Corporate Highlights for the Quarter Ended June 30, 2015, and Recent Events

•	In April, presented detailed results on OHR-102 from the IMPACT study at the Association for Research in Vision and Ophthalmology (ARVO) meeting in Denver, Colorado
o	Topically administered OHR-102 combination therapy led to improved visual function in patients with wet AMD
o	Patients with classic containing CNV demonstrated a mean gain in visual acuity at month nine of +11 letters for the OHR-102 combination arm and +5 letters with Lucentis® monotherapy, a clinically meaningful benefit of 6 letters. In addition, 44% of patients treated with OHR-102 combination therapy gained 3 or more lines of vision compared to only 29% in the Lucentis monotherapy group at month 9.
o	Patients with an occult CNV area less than 10mm2, regardless of classic CNV being present, treated with the combination of OHR-102 and Lucentis PRN, demonstrated a positive visual acuity benefit compared to the Lucentis monotherapy arm which was similar to that seen in the classic containing CNV population.
o	As previously reported, the mean number of injections between the treatment arms, the primary endpoint of the study, was not meaningfully different.
o	Data support a Phase III development program in an optimized wet-AMD patient population, expected to begin in the second half of calendar 2015.
•	At the ARVO meeting, the Company also presented new data on its proprietary sustained release ocular drug delivery platform technology

•	In July, announced positive results of a clinical study for OHR-102 in retinal vein occlusion at the American Society of Retina Specialists (ASRS) in Vienna, Austria
o	Phase II investigator sponsored study showed that OHR-102 combination therapy enhanced visual acuity in macular edema secondary to retinal vein occlusion.
o	At week 38, the mean gain in visual acuity from baseline for patients randomized at week 10 to continued treatment with OHR-102 + Lucentis PRN was +27.8 letters compared with +23.3 for patients randomized to treatment with Lucentis PRN (control group), a clinically meaningful difference of +4.5 letters
•	In July, commenced an exploratory Phase II study to evaluate the combination of OHR-102 administered twice daily with monthly Lucentis injections in patients with AMD
•	In August, announced the promotion of Jason S. Slakter, MD to Chief Executive Officer
o	Dr. Slakter was most recently Ohr’s Chief Medical Officer.
o	Dr. Irach Taraporewala, the Company’s former Chief Executive Officer, will become Chief Technology Officer, and will be responsible for the leadership and execution of the Company’s sustained release drug development programs.

Financial Results for the Third Quarter Ended June 30, 2015

For the three month period ended June 30, 2015,

•	General and administrative expenses from operations increased to approximately $1.6 million from approximately $800 thousand in 2014. The increase is a result of increases in corporate overhead, additional hiring, and stock option expense and compensation.
•	Research and Development expenses increased to approximately $1.5 million compared to approximately $1.2 million in 2014. The increase is a result of the clinical trials in ophthalmic indications and increased costs associated with the acquisition of SKS Ocular, as well as stock option expense.
•	The Company recognized a net loss of approximately $3.3 million compared to a net loss of approximately $2.0 million for the same period in 2014.
•	As of June 30, 2015, the Company had cash and cash equivalents of approximately $31 million, as compared to $13.2 million at December 31, 2014.

Financial Results for the Nine-Month Period Ended June 30, 2015

For the nine month period ended June 30, 2015,

•	General and administrative expenses from operations increased to approximately $5.7 million from approximately $2.8 million in 2014. The increase is a result of increases in corporate overhead, additional hiring, and stock option expense and compensation.
•	Research and development expenses increased to approximately $7.4 million from approximately $3.1 million in 2014. The increase is as a result of the clinical trials in ophthalmic indications and increased costs associated with the acquisition of SKS Ocular, as well as stock option expense.
•	The Company recognized a net loss of approximately $11.3 million, compared to a net loss of approximately $6.0 million for the same period in 2014.

Conference Call & Webcast

Thursday, August 6, 2015 at 5:00pm Eastern Time/2:00pm Pacific Time

Domestic:	888-296-4215
International:	719-325-2447
Conference ID:	6561903
Webcast:	http://public.viavid.com/player/index.php?id=115690

Replays – Available through August 20, 2015

Domestic:	877-870-5176
International:	858-384-5517
Conference ID:	6561903

About Ohr Pharmaceutical, Inc.

Ohr Pharmaceutical, Inc. is an ophthalmology research and development company whose lead product, Squalamine, is being studied as an eye drop formulation (OHR-102) in several company-sponsored and investigator sponsored Phase II clinical trials for various back-of-the-eye diseases. These diseases include wet-AMD, retinal vein occlusion, and proliferative diabetic retinopathy. In addition, Ohr has a sustained release micro fabricated micro-particle ocular drug delivery platform with several preclinical drug product candidates in development for glaucoma, steroid-induced glaucoma, ocular allergies, and protein drug delivery. Additional information on the company may be found at www.ohrpharmaceutical.com.

Contact:

Ohr Pharmaceutical Inc.	LifeSci Advisors, LLC
Investor Relations	Michael Wood
888-388-2327	646-597-6983
ir@ohrpharmaceutical.com	mwood@lifesciadvisors.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made only as the date thereof, and Ohr Pharmaceutical undertakes no obligation to update or revise the forward-looking statement whether as a result of new information, future events or otherwise. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments, the financial resources available to us, and general economic conditions. Shareholders and prospective investors are cautioned that no assurance of the efficacy of pharmaceutical products can be claimed or assured until final testing; and no assurance or warranty can be made that the FDA will approve final testing or marketing of any pharmaceutical product. Ohr’s most recent Annual Report and subsequent Quarterly Reports discuss some of the important risk factors that may affect our business, results of operations and financial condition.

Lucentis® is a registered trademark of Genentech, Inc.